Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 and Post-Effective Amendment No. 4 And Post-Effective Amendment No. 6 originally filed on Form SB-2 Registration Statement, of our report dated May 20, 2008 relating to the financial statements of New Frontier Energy, Inc. as of February 29, 2008, and the years ended February 29, 2008 and February 28, 2007, and the reference to our firm as experts in the Registration Statement.


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------

June 23, 2008
Denver, Colorado



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